UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

BBB Foods Inc.

(Exact name of registrant as specified in its charter)

British Virgin Islands	N/A
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Río Danubio 51, Col. Cuauhtémoc, Mexico City, Mexico	06500
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Class A common shares, no par value	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-276589

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the Class A common shares, no par value, of BBB Foods Inc. (the “Registrant”) being registered hereunder, reference is made to the information set forth under the heading “Description of Share Capital” contained in the Registrant’s Registration Statement on Form F-1 (File No. 333-276589), filed with the U.S. Securities and Exchange Commission (the “Commission”), including, without limitation, any post-effective amendment filed pursuant to Rule 462(b) under the U.S. Securities Act of 1933, as amended, and in any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the U.S. Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.

Item 2. Exhibits

Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are to be registered on the New York Stock Exchange and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the U.S. Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the U.S. Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BBB FOODS INC.

Date: February 8, 2024	By:	/s/ Eduardo Pizzuto Espinosa
	Name:	Eduardo Pizzuto Espinosa
	Title:	Chief Financial Officer